Hosokawa Micron International Inc.

                           Management Incentive Plan

0bjectives

The purpose of a Management Incentive Plan (the "Plan") is to provide cash rewards to key employees who contribute to the achievement of corporate-wide goals established for the company overall and its business units.

Eligibility

Individuals with Corporate or Business Segment responsibilities at the Vice, President level and above are eligible for participation in the Plan. In addition, the President or Executive Vice President and General Manager of each Operating Unit and salaried employees, at the Director level and above, reporting directly to the President or Executive Vice President and General Manager of each Operating Unit are eligible to be nominated for participation. Participation below this level may be provided for on an exception basis. All participants participation requires the annual approval of the Chief Executive Officer.

Note: Participation in this Management Incentive Plan is restricted to those Units that have a planned (budgeted) Pretax income which exceeds US $500,000.

Awards to individuals hired or promoted into eligible positions during the year will be determined on a pro rata basis. Individuals hired or promoted on or after July 1 will not be eligible for an award for that year.

Awards

Each participant will be assigned a target award, expressed as a percentage of base salary in effect at the beginning of the year. The target award will be paid if business unit financial performance objectives at the target level (e.g., 100% of Business Plan) and individual goals are achieved in full. If financial performance objectives and individual goals are exceeded, awards will increase up to pre-established maximum amounts. Target and maximum incentive awards are shown below:


Position                                   Target Award         Maximum Award
Corporate SVP's/Business                      40%                   80%
Segment Presidents and above

Corporate/Business Segment                    30%                   60%
VP's/BU President or GM

Unit VP or Directors                          20%                   40%

Each business unit will establish an accrual equal to the sum of the Target Awards of approved participants. The accrual is to be adjusted periodically during the year based on the business unit's financial results. All financial results (e.g., Pre-Tax Income and Cash Flow) will be measured after the full cost of incentive awards are accrued.

Performance Weightings

As described, awards will be based on a combination of business unit financial performance and individual performance. The performance factor weightings used will vary by position to reflect each participants responsibilities and impact.

If a participant's employment terminates for any reason other than death, disability or retirement, before the end of the fiscal year, no award will be made. If a participant's employment terminates because of death, disability or retirement during the fiscal year, a pro rata award will be made.

Financial Objectives and Performance Measures

At the beginning of each year, financial objectives will be established for each business unit, subject to the approval of the Chief Executive Officer, and communicated to participants. The financial objectives will specify three levels of achievement:

1. A Target performance that represents expected results for the business unit for the year, i.e. Fiscal Year Plan;

2. A Maximum performance objective that represents outstanding performance and is substantially greater than the target level; and,

3. A Threshold performance objective that is less than the target and represents the minimum level of performance for which bonus will be paid.

Financial performance objectives will be measured against the Business Plan (Budget) approved for the year. If actual financial performance for a business unit is below 85% of the Business Plan, no award is earned.

Two performance measures will be used to establish business unit financial performance objectives as compared to the approved Business Plan:

The performance weightings are shown below:


                                           Performance Factor Weightings
                                           -----------------------------
                                               Business       Business
Position                   Corporate           Segment        Unit         Individual
--------                   ---------           -------        ----         ----------
Corp. Staff                  80%                                              20%
Bus.  Segment                40%                  40%                         20%
Staff
Unit President/
General Manager              20%                  20%          40%            20%

Other Unit Staff                                  20%          50%            30%

For example, 80% of the award for participants with Corporate responsibilities will be based on achievement of Corporate financial performance objectives and 20% of the award will be based on individual performance. For a business unit President or General Manager, 20% of the award will be based on the achievement of the Corporate financial performance objectives, 40% on achievement of business unit financial performance objectives, 20% on Business Segment financial performance objectives, and 20% on individual performance objectives.

Weightings may be adjusted by the Chief Executive Officer at the beginning of the year. Any change in the performance factor will be communicated promptly to participants.

Financial Performance Objectives

The performance scale shown below identifies threshold, target and maximum financial performance objectives that will apply to business unit (Corporate, Business Segment and Business Unit) financial performance. The performance scale also identifies the corresponding award payout levels, expressed as a percentage of the target awards assigned to participants with business unit (Corporate, Business Segment, and Business unit) responsibilities.

                        Financial Performance Objectives


                                             Percent of                    Award
                                            Business Plan                 Payout
Performance Level                             Achieved                  Percentage
Maximum                                        200%                         200%

                                               150%                         150%

Target                                         100%                         100%

Threshold                                       85%                          70%

Below Minimum                         Less than 85%                           0%

If actual results fall in between the Performance Levels specifically identified on the scale, straight-line interpolation will be used to determine the corresponding Award Payout Percentage. As the performance scale indicates, for each 1% over the Business Plan for business unit Pre-Tax Income and Cash Flow, the award Payout Percentage increases by 1%. Conversely, for each 1% decrease below the Business Plan, the Award Payout Percentage decreases by 2%.

At the end of the year, actual Pre-tax Income and Cash Flow of each business unit will be compared to the performance objectives scale. Comparisons will be made in local currency. The Award Payout Percentage will be determined separately for each of these two performance measures. Each Award Payout Percentage will be multiplied by the assigned weighting (70% weighting for Pre-tax Income and 30% weighting for Cash Flow) with the result added together to develop an overall Award Payout Percentage for the business unit.

When determining the overall Award Payout Percentage for a business unit, the maximum Award Payout Percentage applied to a single performance measure is 200%. If actual results on a single measure are less than 85% of Plan, zero credit will be applied towards the overall Award Payout Percentage. If the overall Award Payout Percentage for a business unit is less than 70%, no bonus payments will be made to any participants in the business unit.

The Company reserves the right to adjust the business unit performance scales in the beginning of each year on a case by case basis to reflect special situations. Participants affected by any such adjustments will be notified promptly. The Company reserves the right to change the performance scales in future years.

Award Determination and Payment

The Chief Financial Officer will determine Award Payout Percentages for each business unit within 15 days after final financial results are known for the year. Award Payout Percentages will be communicated to each business unit President or General Manager who will develop award recommendations for


Pre-Tax Income                              70%
Operating Cash Flow                         30%
                                           ----
Financial Performance                      100%
                                           ----

Individual Performance

Each participant will establish individual goals that contribute to the achievement of the business unit's financial objectives. Individual goals are to be submitted in writing for approval, as described below, by October 15 of each year.

a) Individual goals prepared by Business Segments Presidents will be approved by the Chief Executive Officer.

b) Individual goals prepared by business unit Presidents or Executive Vice Presidents and General Managers and business segment participants will be approved by the Business Segment President.

c) Individual goals of other business unit participants will be approved by the business unit President or Executive Vice President and General Manager.

d) Individual goals of Corporate participants will be approved by the Chief Executive Officer or his designee.

Note: All individual objectives are to be specific and measurable.

each participant in the business unit based on the Award Payout Percentage and individual performance ratings.

Individual performance ratings of participants may range from 0% to 200%.

The following guidelines should be used to establish individual ratings:


Outstanding                               150% to 200%        Substantially exceeds all goals

Above Expectations                        120% to 150%        Substantially exceeds most
                                                              goals; meets all goals

Meets Expectations                         80% to 120%        Meets essentially all goals
                                                              in a fully satisfactory manner

Below Expectations                         40% to  80%        Does not meet majority of
                                                              goals in a satisfactory manner

Unsatisfactory                              0% to  40%        Substantially fails to achieve
                                                              individual goals


Award recommendations for business unit participants are to be submitted to the Chief Financial Officer, via the Business Segment Office. Award recommendations for Corporate and Business Segment participants are to be submitted to the Chief Financial Officer. The Chief Financial Officer will summarize all recommendations and submit the recommendations to the Chief Executive Officer for approval. Cash payments will be made as soon as is practical after financial results for the year have been established. Payments will be reduced by all withholding amounts required by federal, state or other taxing authorities.

Examples

Here are several examples of how the Plan will work in an business unit:

Example 1

Assume a business unit has budgeted Pre-tax income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax income of $3,000,000 and Cash Flow of $3,250,000. The Award Payout Percentage for the business unit is calculated as follows:

Actual PTI/Budgeted PTI         $3,000,000/$2,000,000 = 150% x 70% = 105 %

Actual CF/Budgeted CF           $3,250,000/$2,600,000 = 125% x 30% = 37.5%

                              Business Unit Award Payout Percentage=142.5%

Since actual results are greater than 100% of budget, actual/budget equals the Award Payout Percentage, no interpolation is required.

The business unit Award Payout Percentage will be used to determine 40% of the business unit President's bonus. Corporate and Business Segment financial performance and individual performance will each count for 20%. In this example, assume that Business Segment and Corporate performance and individual performance are each rated at 100%.

Operating Unit President


Salary             $120,000
Target Award  30% or $36,000


                                                                    Percent of
                                                Award                 Target
                    Performance Factor          Payout                 Award
                        Weightings            Percentage               Earned
Corporate                  20%                   100%                    20%

Business Segment           20%                   100%                    20%

Business Unit              40%                 142.5%                    57%

Individual                 20%                   100%                    20%
                                                                        ----
                                                      Total             117%

The business unit President will receive a bonus of $42,120 (117% of the target award).

Bonus awards to unit VP's will depend on business segment, business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his/her individual goals will equal $16,982 (121.3% of the target award).

Unit VP

Salary $70,000
Target Award 20% or S 14,000

                                                                   Percent of
                                                 Award               Target
                        Performance Factor       Payout               Award
                          Weightings       x   Percentage            Earned
Bus Segment                   20%                 100%                 20%
Business Unit                 50%               142.5%               71.3%
Individual                    30%                 100%                 30%
                                                                      ----
                                                     Total          121.3%

However, since the Award Payout Percentage for the individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 91.3% to a maximum of 151.3% of the target award. Actual bonuses could range from $12,782 to $21,182 depending on individual achievement.

Example 2

Assume again that a business unit budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $1,800,000 and Cash Flow of $2,340,000. The Award Payout for the business unit is calculated as follows:

Actual PTI/Budgeted PTI               $1,800,000/$2,000,000 = 90%

                            PTI Award Payout Percentage=80% x 70% = 56%

Actual CF/Budgeted CF                 $2,340,000/$2,600,000 = 90%

CF Award Payout Percentage                              30% x 30% = 24%
                                                                    --

                 Business Unit Award Payout Percentage              80%

Since actual results on both performance measures is less than 100% of Budget, interpolation using the 1:2 factor, explained in the Performance Factor Weightings section above, is used to determine the Award Payout Percentage. For example, Since PTI is 10% below budget, the Award Payout Percentage is reduced by 20% points and equals 80%.

The business unit Award Payout Perceritacre will be used to determine 40% of the business unit President's bonus. Corporate, Business Segment financial performance and Individual performance will each account for 20%. In this example, assume that both Business Segment and Individual performance are rated at 100%.

Business Unit President

Salary                              $120,000
Target Award                  30% or S36,000


                                                                   Percent of
                                                 Award               Target
                        Performance Factor       Payout               Award
                          Weightings       x   Percentage     =      Earned
Corporate                     20%                 100%                 20%

Bus Segment                   20%                 100%                 20%

Business Unit                 40%                  80%                 32%

Individual                    20%                 100%                 20%
                                                                      ----

                                                         Total         92%

The business unit President will receive a bonus of $33,205 (92% of the Target Award).

Bonus awards to other unit staff will depend on business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his individual goals will equal $12,600 (90% of the Target Award).

Unit VP
Salary             $70,000

Target Award 20% or $14,000


                                                                   Percent of
                                                 Award               Target
                        Performance Factor       Payout               Award
                          Weightings       x   Percentage     =      Earned
Bus Segment                  20%                  100%                 20%

Business Unit                50%                   80%                 40%

Individual                   30%                  100%                 30%
                                                                      ----

                                                           Total       90%

However, since the Award Payout Percentage for the Individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 60% to a maximum of 120% of the Target Award. Actual bonuses could range from $8,400 for an individual who achieves none of his/her individual goals to $16,800 for an individual who makes an outstanding contribution.

Example 3

Assume again that a business unit has budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $1,600,000 and Cash Flow of $2,300,000. The Award Payout Percentage is calculated as follows:


Actual PTI/Budgeted PTI       $1,600,000/$2,000,000 = 80%           =     0%

Actual CF/Budgeted CF         $2,300,000/$2,600,000 = 88.5
                   Cash Flow Award Payout Percentage 77.0% x 30%    =  23.1%
                                                                       -----

                       Business Unit Award Payout Percentage        =  23.1%

Since 80% is below the threshold level of performance set for Pre-tax Income (85% of the Budget), the business unit receives no Pre-tax credit. Since the overall Award Payout Percentage is below the 70% threshold, no bonus payments are made to the business unit President or his staff.

Example 4

Assume again that a business unit has budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $3,800,000 and Cash Flow of $5,450,000. The Award Payout Percentage for the business unit is calculated as follows:


Actual PTI/Budgeted PTI       $3,800,000/$2,000,000 = 190% x 70% = 133%

Actual CF/Budgeted CF         $5,450,000/$2,600,000 = 210%

                                                      200% x 30% = 60%
                                                                  ----

                     Business Unit Award Payout Percentage        193%

Since the maximum Award Payout Percentage is 200%, 200% rather 210% is used to calculate the Award Payout Percentage for Cash Flow.

The business unit Award Payout Percentage will be used to determine 40% of the business unit President's bonus. Corporate and Business Segment financial performance and Individual performance will each count for 20%. In this example, assume that both Business Segment performance and Individual performance are rated at 100%.

Business Unit President

Salary                $120,000
Target Award    30% or $36,000

                                                                   Percent of
                                                 Award               Target
                        Performance Factor       Payout               Award
                          Weightings       x   Percentage      =     Earned
Corporate                    20%                  100%                 20%

Bus Segment                  20%                  100%                 20%

Business Unit                40%                  193%               77.2%

Individual                   20%                  100%                 20%
                                                                      ----
                                                         Total      137.2%

The business unit President will receive a bonus of $49,392 (137.2% of the Target Award).

Bonus awards to unit VP's will depend on business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his/her individual goals will equal $20,510 (146.5% of the Target Award).

Unit VP

                                                                   Percent of
                                                 Award               Target
                        Performance Factor       Payout               Award
                          Weightings       x   Percentage      =     Earned
Bus Segment                     20%               100%                 20%

Business Unit                   50%               193%               96.5%

Individual                      30%               100%                 30%
                                                                      ----
                                                       Total        146.5%

However, since the Award payout Percentage for the Individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 116.5% to a maximum of 176.5% of the Target Award. Actual Bonuses could range from $16,310 to $24,710.

General

Nothing contained in this Plan nor participation in or any action taken under the Plan shall be construed or deemed an employment contract or give any employee any right to be retained as an employee or guarantee of employment. In addition, nothing contained in this Plan nor any action taken hereunder shall be construed, deemed or implied to be a contract or agreement that any award granted in one year will be granted in a subsequent year.

Although the Company intends to continue the HMII Management Incentive Plan, the Company reserves the right to amend or discontinue the Plan at any time for any reason or no reason..

The Chief Executive Officer is responsible for the administration of the Plan and shall interpret and administer the Plan and any rules and regulations relating to it. The Chief Executive Officer may delegate the authority to administer the Plan in whole or in part. However, any changes to the size of the awards provided under the Plan or business unit financial performance objectives require the approval of the Chief Executive Officer.